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                                                                 EXHIBIT 3.163.1

                                     STATE
                                       OF
                                   CALIFORNIA

                        OFFICE OF THE SECRETARY OF STATE

                                                                         1945923
                          CERTIFICATE OF QUALIFICATION



I, BILL JONES, SECRETARY OF STATE OF THE STATE OF CALIFORNIA, HEREBY CERTIFY:

THAT ON THE 11th DAY OF AUGUST, 1995, COCOLA MEDIA CORPORATION OF FLORIDA, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF DELAWARE, COMPLIED WITH THE REQUIREMENTS OF CALIFORNIA LAW IN EFFECT ON THAT DATE FOR THE PURPOSE OF QUALIFYING TO TRANSACT INTRASTATE BUSINESS IN THE STATE OF CALIFORNIA, AND THAT AS OF SAID DATE SAID CORPORATION BECAME AND NOW IS QUALIFIED AND AUTHORIZED TO TRANSACT INTRASTATE BUSINESS IN THE STATE OF CALIFORNIA, SUBJECT HOWEVER, TO ANY LICENSING REQUIREMENTS OTHERWISE IMPOSED BY THE LAWS OF THIS STATE.



[THE GREAT SEAL OF THE STATE OF                      IN WITNESS WHEREOF, I
          CALIFORNIA]                                 EXECUTE THIS CERTIFICATE
                                                      AND AFFIX THE GREAT SEAL
                                                      OF THE STATE OF CALIFORNIA
                                                      THIS 15th DAY OF August,
                                                      1995


                                                     /s/ Bill Jones

                                                     SECRETARY OF STATE

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                                                                          PAGE 1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


                      -----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "COCOLA BROADCASTING COMPANIES", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1995, AT 4 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                  SECRETARY'S OFFICE         /s/ Edward J. Freel
                       DELAWARE              -----------------------------------
                        [SEAL]               EDWARD J. FREEL, SECRETARY OF STATE

       2493863  8100                         AUTHENTICATION:       7454179

       950068725                                       DATE:       03-28-95

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                          CERTIFICATE OF INCORPORATION

                                       OF

                          COCOLA BROADCASTING COMPANIES

                  FIRST. The name of the corporation is Cocola Broadcasting Companies.

                  SECOND. Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent in charge thereof is The Corporation Trust Company.

                  THIRD. The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

                  FOURTH. The amount of the total authorized capital stock of this corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one cent ($0.01) per share.

                  FIFTH. The name and mailing address of the incorporator is as follows:

                         Richard J. Day, Jr.
                         1255 Twenty-Third Street, N.W.
                         Suite 500
                         Washington, D.C. 20037

                  SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

                           (a) To adopt, and to alter or amend the Bylaws, to
fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this corporation; and

                           (b) With the consent in writing or pursuant to a vote
of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

                  SEVENTH. The shareholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time




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designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of the State of Delaware.

                  EIGHTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

                  NINTH. The corporation shall have the power to indemnify its officers, directors, (Employees and agents, and such other persons as may be designated as set forth in the By-laws, to the full extent permitted by the laws of the State of Delaware. A director shall not be :personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any 'transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby.

                  TENTH.  The corporation shall have perpetual existence.

                  The undersigned, Richard J. Day, Jr. for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.



                                           /s/ Richard J. Day, Jr.
                                           ------------------------------------
                                           Richard J. Day, Jr.  Incorporator



Dated:         March 28, 1995


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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         COCOLA BROADCASTING COMPANIES

                  Cocola Broadcasting Companies, a corporation organized under the Delaware General Corporation Law (the "Law"), for the purpose of amending its Certificate of Incorporation before having received payment for stock, pursuant to Section 241(b) of the Law, hereby certifies that Article First of the Certificate of Incorporation is amended to read in its entirety as follows:

                  FIRST. The name of the Corporation is Cocola Broadcasting Media Corporation of Florida.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the sole incorporator as of the 12th day of April, 1995.



                                         /s/ Richard J. Day, Jr.
                                         --------------------------------------
                                         Richard J. Day, Jr., Sole Incorporator


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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          COCOLA BROADCASTING COMPANIES

                  Cocola Broadcasting Companies, a corporation organized under the Delaware General Corporation Law (the "Law"), for the purpose of amending its Certificate of Incorporation before having received payment for stock, pursuant to Section 241(b) of the Law, hereby certifies that Article First of the Certificate of Incorporation is amended to read in its entirety as follows:

                  FIRST. The name of the Corporation is Cocola Media Corporation of Florida.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the sole incorporator as of the 19th day of June, 1995.



                                         /s/ Richard J. Day, Jr.
                                         --------------------------------------
                                         Richard J. Day, Jr., Sole Incorporator